ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                          INVESCO SPECIALTY FUNDS, INC.


      INVESCO Specialty Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST:   Article III, Section 1 of the Articles of Incorporation of the
Company is hereby amended to read as follows:

            Section 1. The aggregate number of shares the Company has the authority to issue is eight hundred million (800,000,000) shares of Common Stock, having a par value of one cent ($0.01) per share of all authorized shares. The aggregate par value of all shares which the Company shall have authority to issue is eight million dollars ($8,000,000). Such stock may be issued as full shares or as fractional shares.

            In the exercise of the powers granted to the board of directors pursuant to Section 3 of this Article III, the board of directors designates seven classes of shares of Common Stock of the Company, the INVESCO European Small Company Fund, the INVESCO Asian Growth Fund, the INVESCO Latin American Growth Fund, the INVESCO Realty Fund, the INVESCO S&P 500 Index Fund - Class I, the INVESCO S&P 500 Index Fund - Class II, and the INVESCO Worldwide Communications Fund. One hundred million (100,000,000) shares of the Company's Common Stock were classified as and allocated to each of the INVESCO European Small Company Fund, the INVESCO Asian Growth Fund, the INVESCO Latin American Growth Fund, the INVESCO Realty Fund, the INVESCO S&P 500 Index Fund Class I, the INVESCO S&P 500 Index Fund - Class II, and the INVESCO Worldwide Communications Fund.

            Unless otherwise prohibited by law, so long as the corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares which the corporation is authorized to issue may be increased or decreased by the board of directors in accordance with the applicable provisions of the Maryland General Corporation Law.

      SECOND: Shares of each class have been duly authorized and classified by the board of directors pursuant to authority and power contained in the Articles of Incorporation of the Company.

      THIRD:  The foregoing  amendment,  in accordance with the  requirements of
Section 2-605 of the General Corporation Law of Maryland, was unanimously approved by the board of directors of the Company on February 3, 1999.

      The undersigned, President of the Company, who is executing on behalf of the Company the foregoing Articles of Amendment, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

      IN WITNESS WHEREOF, INVESCO Bond Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its President on the 21st day of May, 1999.

      These Articles of Amendment shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.


                              INVESCO BOND FUNDS, INC.



                              By:   /s/ Mark H. Williamson
                                    -----------------------------
                                    Mark H. Williamson, President

[SEAL]


WITNESSED:

By:   /s/ Glen A. Payne
      ------------------------
      Glen A. Payne, Secretary

                                  CERTIFICATION

      I, Cheryl K. Howlett, a notary public in and for the City and County of Denver, and State of Colorado, do hereby certify that Mark H. Williamson, personally known to me to be the person whose name is subscribed to the foregoing Articles of Amendment, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

      Given my hand and official seal this 21st day of May, 1999.



                                    /s/ Cheryl K. Howlett
                                    ----------------------------
                                    Notary Public


My Commission Expires: February 22, 2003